Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054
www.svb.com

For release at 1:00 P.M. (Pacific Time)	Contact:
January 24, 2013	Meghan O’Leary
Investor Relations
NASDAQ: SIVB	(408) 654-6364
SVB FINANCIAL GROUP ANNOUNCES 2012 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

SANTA CLARA, Calif. — January 24, 2013 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the fourth quarter and year ended December 31, 2012.

Consolidated net income available to common stockholders for the fourth quarter of 2012 was $50.4 million, or $1.12 per diluted common share, compared to $42.3 million, or $0.94 per diluted common share, for the third quarter of 2012, and $35.6 million, or $0.81 per diluted common share, for the fourth quarter of 2011.

“We delivered another excellent quarter of record high loan balances, high credit quality, and solid fee income, all of which have been key drivers of our outperformance in 2012,” said Greg Becker, President and CEO of SVB Financial Group. “As a result of our focus and consistent execution throughout the year, we exceeded our growth targets, achieved major milestones in our global growth strategy and, at the same time, generated solid earnings.”

Highlights of our fourth quarter 2012 results (compared to third quarter 2012, unless otherwise noted) included:

•	Average loan balances of $8.3 billion, an increase of $367 million (or 4.6 percent). Period-end loan balances were $8.9 billion, an increase of $755 million (or 9.2 percent).

•
Average deposit balances of $19.0 billion, an increase of $731 million (or 4.0 percent). Average total client funds (including both on-balance sheet deposits and off-balance sheet client investment funds) were $40.2 billion, an increase of $1.0 billion (or 2.5 percent).

•
Net interest income (fully taxable equivalent basis) of $161.0 million, an increase of $6.1 million primarily attributable to growth in interest-earning assets. Net interest margin held steady at 3.13 percent, compared to 3.12 percent.

•	A provision for loan losses of $15.0 million reflective of strong period-end loan growth, as well as net charge-offs of $5.9 million, compared to $3.4 million in the third quarter.

•
Gains on investment securities, net of noncontrolling interests, of $17.2 million, compared to $7.5 million. The gains of $17.2 million were primarily related to valuation increases from our fund investments, including gains of $9.2 million from a single investment in two of our managed funds.

•	Gains on equity warrant assets of $7.0 million, compared to $0.5 million, reflecting increased valuations from several of our warrant positions.

•
An increase in noninterest expense of $7.9 million (or 5.8 percent), primarily related to increased incentive compensation expense resulting from our strong financial performance in the fourth quarter.

Consolidated net income available to common stockholders for the year ended December 31, 2012 was $175.1 million, or $3.91 per diluted common share, compared to $171.9 million, or $3.94 per diluted common share, for the comparable 2011 period. Non-GAAP net income available to common stockholders for the year ended December 31, 2012 was $169.6 million, or $3.79 per diluted common share, compared to $147.5 million, or $3.38 per diluted common share, for the comparable 2011 period. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures”.)

Fourth Quarter 2012 Summary

(Dollars in millions, except share data and ratios)	Three months ended					Year ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Income statement:
Diluted earnings per common share	$1.12	$0.94	$1.06	$0.78	$0.81	$3.91	$3.94
Net income available to common stockholders	50.4	42.3	47.6	34.8	35.6	175.1	171.9
Net interest income	160.6	154.4	151.9	150.9	140.1	617.9	526.3
Provision for loan losses	15.0	6.8	8.0	14.5	8.2	44.3	6.1
Noninterest income	126.7	69.1	80.4	59.3	73.1	335.5	382.3
Noninterest expense	143.0	135.2	135.8	132.0	134.7	546.0	500.6
Non-GAAP net income available to common stockholders (1)	50.4	42.3	42.1	34.8	35.6	169.6	147.5
Non-GAAP diluted earnings per common share (1)	1.12	0.94	0.94	0.78	0.81	3.79	3.38
Non-GAAP noninterest income, net of noncontrolling interests and excluding gains on sales of certain assets (1)	75.6	55.6	57.8	51.4	62.1	240.4	222.7
Non-GAAP noninterest expense, net of noncontrolling interests (1)	141.2	132.4	131.8	129.2	132.0	534.7	492.2
Fully taxable equivalent:
Net interest income (2)	$161.0	$154.9	$152.4	$151.4	$140.6	$619.8	$528.2
Net interest margin	3.13%	3.12%	3.22%	3.30%	3.10%	3.19%	3.08%
Balance sheet:
Average total assets	$22,377.8	$21,727.2	$20,890.9	$20,232.5	$19,660.6	$21,311.2	$18,670.5
Average loans, net of unearned income	8,274.9	7,907.6	7,237.2	6,804.3	6,394.8	7,558.9	5,815.1
Average available-for-sale securities	10,743.8	10,569.7	10,931.7	10,497.7	9,530.3	10,685.6	9,350.4
Average noninterest-bearing demand deposits	13,843.8	12,914.7	12,264.0	12,026.0	11,586.3	12,765.5	10,237.8
Average interest-bearing deposits	5,147.0	5,345.6	5,143.6	4,939.8	4,925.7	5,144.6	5,331.0
Average total deposits	18,990.9	18,260.3	17,407.6	16,965.8	16,512.0	17,910.1	15,568.8
Average long-term debt	458.1	458.4	553.9	603.3	605.4	518.1	796.8
Period-end total assets	22,766.1	21,576.9	21,289.8	20,818.3	19,968.9	22,766.1	19,968.9
Period-end loans, net of unearned income	8,946.9	8,192.4	7,789.8	7,121.3	6,970.1	8,946.9	6,970.1
Period-end available-for-sale securities	11,343.2	11,047.7	10,621.0	11,527.5	10,536.0	11,343.2	10,536.0
Period-end non-marketable securities	1,184.3	1,163.8	1,132.3	1,021.9	1,004.4	1,184.3	1,004.4
Period-end noninterest-bearing demand deposits	13,875.3	12,598.6	12,842.3	11,837.6	11,861.9	13,875.3	11,861.9
Period-end interest-bearing deposits	5,301.2	5,126.4	5,226.6	4,879.3	4,847.6	5,301.2	4,847.6
Period-end total deposits	19,176.5	17,725.1	18,068.8	16,716.9	16,709.5	19,176.5	16,709.5
Off-balance sheet:
Average total client investment funds	$21,175.8	$20,929.1	$19,863.9	$18,883.2	$18,458.7	$20,213.0	$17,736.4
Period-end total client investment funds	22,512.8	21,058.4	20,097.1	19,111.7	18,743.9	22,512.8	18,743.9
Total unfunded credit commitments	8,610.8	8,710.2	8,752.7	7,866.1	8,067.6	8,610.8	8,067.6
Earnings ratios:
Return on average assets (annualized) (3)	0.90%	0.77%	0.92%	0.69%	0.72%	0.82%	0.92%
Non-GAAP return on average assets (annualized) (1)	0.90	0.77	0.81	0.69	0.72	0.80	0.79
Return on average common SVBFG stockholders’ equity (annualized) (4)	10.99	9.44	11.21	8.61	8.99	10.09	11.87
Non-GAAP return on average SVBFG stockholders’ equity(annualized) (1)	10.99	9.44	9.91	8.61	8.99	9.77	10.18
Asset quality ratios:
Allowance for loan losses as a % of total gross loans	1.23%	1.23%	1.25%	1.41%	1.28%	1.23%	1.28%
Allowance for loan losses for performing loans as a % of total gross performing loans	1.16	1.16	1.18	1.16	1.23	1.16	1.23
Gross charge-offs as a % of average total gross loans (annualized)	0.36	0.23	0.78	0.41	0.43	0.44	0.41
Net charge-offs (recoveries) as a % of average total gross loans (annualized)	0.28	0.17	0.59	0.21	0.22	0.31	(0.02)
Other ratios:
Operating efficiency ratio (5)	49.72%	60.33%	58.31%	62.65%	63.06%	57.15%	54.98%
Non-GAAP operating efficiency ratio (1)	59.67	62.93	62.70	63.72	65.16	62.16	65.56
Total risk-based capital ratio	14.05	14.34	13.85	14.30	13.95	14.05	13.95
Tangible common equity to tangible assets (1)	8.04	8.27	8.06	7.87	7.86	8.04	7.86
Tangible common equity to risk-weighted assets (1)	13.53	13.93	13.35	13.54	13.25	13.53	13.25
Period-end loans, net of unearned income, to deposits	46.66	46.22	43.11	42.60	41.71	46.66	41.71
Average loans, net of unearned income, to deposits	43.57	43.30	41.57	40.11	38.73	42.20	37.35
Book value per common share (6)	$41.02	$40.10	$38.63	$37.19	$36.07	$41.02	$36.07
Other statistics:
Average full-time equivalent employees	1,607	1,594	1,566	1,556	1,522	1,581	1,451
Period-end full-time equivalent employees	1,615	1,602	1,562	1,554	1,526	1,615	1,526

(1)
To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of non-GAAP calculations to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

(2)
Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 35.0 percent. The taxable equivalent adjustments were $0.5 million for each of the quarters ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011. The taxable equivalent adjustments were $1.9 million for the year ended December 31, 2012 and $2.0 million for the year ended December 31, 2011.

(3)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and annual average assets.

(4)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and annual average SVBFG stockholders’ equity.

(5)	Ratio is calculated by dividing noninterest expense by total taxable equivalent net interest income plus noninterest income.

(6)	Book value per common share is calculated by dividing total SVBFG stockholders’ equity by total outstanding common shares.

Net Interest Income and Margin

Net interest income, on a fully taxable equivalent basis, was $161.0 million for the fourth quarter of 2012, compared to $154.9 million for the third quarter of 2012 and $140.6 million for the fourth quarter of 2011. The following table provides a summary of changes in interest income and interest expense attributable to both volume and rate from the third to the fourth quarter of 2012. Changes that are not solely due to either volume or rate are allocated in proportion to the percentage changes in average volume and average rate:

	Q4'12 compared to Q3'12
	Increase (decrease) due to change in
(Dollars in thousands)	Volume	Rate	Total
Interest income:
Short-term investment securities	$109	$(164)	$(55)
Available-for-sale securities	608	2,787	3,395
Loans	5,557	(2,699)	2,858
Increase (decrease) in interest income, net	6,274	(76)	6,198
Interest expense:
Deposits	58	27	85
Short-term borrowings	(6)	(4)	(10)
Long-term debt	—	2	2
Increase in interest expense, net	52	25	77
Increase (decrease) in net interest income	$6,222	$(101)	$6,121

The increase in net interest income, on a fully taxable equivalent basis, from the third to the fourth quarter of 2012, was primarily attributable to the following:

•
An increase in interest income on available-for-sale securities of $3.4 million to $43.3 million for the fourth quarter of 2012. This increase was reflective of a $4.2 million increase related to lower premium amortization expense and a $0.6 million increase related to higher average balances of $174 million, partially offset by a $1.4 million decrease related to lower yields. Premium amortization expense decreased by $4.2 million to $13.1 million for the fourth quarter of 2012, reflective of a decrease in mortgage prepayment levels for fixed-rate mortgage securities. As of December 31, 2012, the remaining unamortized premium balance on our available-for-sale securities portfolio was $115 million. The decrease in yields was driven by the reinvestment of portfolio cash flows into lower yielding securities reflective of the current low rate environment.

•
An increase in interest income on loans of $2.9 million to $124.3 million for the fourth quarter of 2012, primarily due to an increase in average loan balances of $367 million, partially offset by a decrease in the overall yield of our portfolio. The decrease in yields is reflective of a continued shift in the mix of our loans that are indexed to the national Prime rate versus the SVB Prime rate.

Net interest margin, on a fully taxable equivalent basis, was 3.13 percent for the fourth quarter of 2012, compared to 3.12 percent for the third quarter of 2012 and 3.10 percent for the fourth quarter of 2011. The change in our net interest margin from the third to the fourth quarter of 2012 was reflective of loan growth and lower premium amortization on available-for-sale securities, partially offset by lower loan yields and lower yields on our available-for-sale securities portfolio.

For the fourth quarter of 2012, 75.2 percent, or $6.4 billion, of our average outstanding gross loans were variable-rate loans that adjust at prescribed measurement dates upon a change in prime-lending rates or other variable-rate indices. This compares to 75.1 percent, or $6.1 billion, for the third quarter of 2012 and 72.5 percent, or $4.8 billion, for the fourth quarter of 2011. For the fourth quarter of 2012, average variable-rate available-for-sale securities were $1.9 billion, or 17.3 percent of our available-for-sale securities portfolio, compared to $2.0 billion, or 19.2 percent in the third quarter of 2012. These securities are indexed to and change with movements in the one-month LIBOR rate.

Investment Securities

Our investment securities portfolio consists of both an available-for-sale securities portfolio, which represents interest-earning investment securities, and a non-marketable securities portfolio, which primarily represents investments managed as part of our funds management business.

Available-for-Sale Securities

Our available-for-sale securities portfolio is a fixed income investment portfolio that is managed to optimize portfolio yield over the long-term consistent with our liquidity, credit diversification and asset/liability management strategies.

Average available-for-sale securities increased by $174 million to $10.7 billion for the fourth quarter of 2012, compared to $10.6 billion for the third quarter of 2012 and $9.5 billion for the fourth quarter of 2011. Period-end available-for-sale securities were $11.3 billion at December 31, 2012, $11.0 billion at September 30, 2012 and $10.5 billion at December 31, 2011. During the fourth quarter of 2012, we made new investments of $1.0 billion, which were partially offset by paydowns of $686 million.

Non-Marketable Securities

Our non-marketable securities portfolio primarily represents investments in venture capital funds, debt funds and private portfolio companies.

Non-marketable securities increased by $20 million to $1.2 billion ($476 million net of noncontrolling interests) at December 31, 2012, compared to $1.2 billion ($474 million net of noncontrolling interests) at September 30, 2012 and $1.0 billion ($357 million net of noncontrolling interests) at December 31, 2011. The increase of $20 million from the third to the fourth quarter of 2012 was primarily attributable to additional capital calls for fund investments in the fourth quarter of 2012 and valuation gains from our managed funds. Reconciliations of our non-GAAP non-marketable securities, net of noncontrolling interests, are provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

Loans

Average loans, net of unearned income, were $8.3 billion for the fourth quarter of 2012, compared to $7.9 billion for the third quarter of 2012 and $6.4 billion for the fourth quarter of 2011. Period-end loans, net of unearned income, were $8.9 billion at December 31, 2012, compared to $8.2 billion at September 30, 2012 and $7.0 billion at December 31, 2011. The increase in average and period-end loan balances from the third to the fourth quarter of 2012 came primarily from sponsor-led buyouts by later stage clients in our software portfolio, as well as from capital call lines of credit for our venture capital/private equity clients.

Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million totaled $3.1 billion, $2.6 billion and $2.2 billion at December 31, 2012, September 30, 2012 and December 31, 2011, respectively, which represents 34.8 percent, 31.5 percent and 31.2 percent of total gross loans, respectively. Further details are provided under the section “Loan Concentrations.”

Credit Quality

The following table provides a summary of our allowance for loan losses:

	Three months ended			Year ended
(Dollars in thousands, except ratios)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Allowance for loan losses, beginning balance	$101,524	$98,166	$85,246	$89,947	$82,627
Provision for loan losses	15,014	6,788	8,245	44,330	6,101
Gross loan charge-offs	(7,562)	(4,637)	(7,041)	(33,319)	(23,904)
Loan recoveries	1,675	1,207	3,497	9,693	25,123
Allowance for loan losses, ending balance	$110,651	$101,524	$89,947	$110,651	$89,947
Provision for loan losses as a percentage of total gross loans (annualized)	0.66%	0.33%	0.47%	0.49%	0.09%
Gross loan charge-offs as a percentage of average total gross loans (annualized)	0.36	0.23	0.43	0.44	0.41
Net loan charge-offs (recoveries) as a percentage of average total gross loans (annualized)	0.28	0.17	0.22	0.31	(0.02)
Allowance for loan losses as a percentage of period-end total gross loans	1.23	1.23	1.28	1.23	1.28
Total gross loans at period-end	$9,024,248	$8,266,168	$7,030,321	$9,024,248	$7,030,321
Average total gross loans	8,347,013	7,976,257	6,446,061	7,623,417	5,863,319

Our provision for loan losses was $15.0 million for the fourth quarter of 2012, compared to $6.8 million for the third quarter of 2012. The provision of $15.0 million for the fourth quarter of 2012 was primarily attributable to period-end loan growth and net-charge-offs of $5.9 million. Gross loan charge-offs of $7.6 million for the fourth quarter of 2012 were primarily from our hardware and life science portfolios.

Our allowance for loan losses as a percentage of total gross loans remained flat at 1.23 percent for both December 31, 2012 and September 30, 2012. Our allowance for loan losses for total gross performing loans as a percentage of total gross performing loans also remained flat at 1.16 percent for both December 31, 2012 and September 30, 2012.

Our impaired loans totaled $38.3 million at December 31, 2012, compared to $39.4 million at September 30, 2012. The allowance for loan losses related to impaired loans was $6.3 million at December 31, 2012, compared to $6.0 million at September 30, 2012.

Client Funds

Our total client funds consist of both on-balance sheet deposits and off-balance sheet client investment funds. Our total period-end client funds increased by $2.9 billion to $41.7 billion at December 31, 2012, compared to $38.8 billion at September 30, 2012. Our total average client funds increased by $1.0 billion to $40.2 billion for the fourth quarter of 2012, compared to $39.2 billion for the third quarter of 2012.

Deposits

Average deposits were $19.0 billion for the fourth quarter of 2012, compared to $18.3 billion for the third quarter of 2012 and $16.5 billion for the fourth quarter of 2011. Period-end deposits increased by $1.5 billion to $19.2 billion at December 31, 2012, compared to $17.7 billion at September 30, 2012 and $16.7 billion at December 31, 2011. The increase in average and period-end deposits from the third quarter to the fourth quarter of 2012 came primarily from an increase in our noninterest-bearing demand deposits. Average and period-end deposit growth came primarily from existing venture capital/private equity clients, as well as from the addition of new early and mid-stage clients.

Off-Balance Sheet Client Investment Funds

Average off-balance sheet client investment funds were $21.2 billion for the fourth quarter of 2012, compared to $20.9 billion for the third quarter of 2012 and $18.5 billion for the fourth quarter of 2011. Period-end client investment funds were $22.5 billion at December 31, 2012, compared to $21.1 billion at September 30, 2012 and $18.7 billion at December 31, 2011. The increase in average and period-end total client investment funds from the third to the fourth quarter of 2012 was primarily due to our clients’ increased utilization of our off-balance sheet sweep product. Our off-balance sheet sweep product increased to $4.1 billion at December 31, 2012, compared to $3.4 billion at September 30, 2012 and $1.1 billion at December 31, 2011.

Short-term Borrowings

Period-end short-term borrowings decreased by $342 million to $166 million at December 31, 2012, compared to $508 million at September 30, 2012. Overnight borrowings for both periods were utilized for daily cash management purposes and are a normal part of our liquidity management practices.

Noninterest Income

Noninterest income was $126.7 million for the fourth quarter of 2012, compared to $69.1 million for the third quarter of 2012 and $73.1 million for the fourth quarter of 2011. Non-GAAP noninterest income, net of noncontrolling interests, was $75.6 million for the fourth quarter of 2012, compared to $55.6 million for the third quarter of 2012 and $62.1 million for the fourth quarter of 2011. Reconciliations of our non-GAAP noninterest income and non-GAAP net gains on investment securities discussed in this section are provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

The increase of $57.5 million in noninterest income from the third to the fourth quarter of 2012 was primarily driven by higher gains from our non-marketable fund investments and equity warrant assets. Unrealized gains from non-marketable fund investments for any single quarter are typically driven by valuation changes, and are therefore subject to potential increases or decreases in future periods. Items impacting the change in noninterest income from the third to the fourth quarter of 2012 were as follows:

•
Net gains on investment securities were $68.2 million for the fourth quarter of 2012, compared to net gains of $20.2 million for the third quarter of 2012. Net of noncontrolling interests, net gains on investment securities were $17.2 million for the fourth quarter of 2012 compared to $7.5 million for the third quarter of 2012. The gains, net of noncontrolling interests, of $17.2 million for the fourth quarter of 2012 were primarily driven by the following:

◦	Gains of $10.1 million from our managed direct venture funds, which included valuation increases and carried interest of $9.2 million from a single investment in two of our managed funds.

◦	Gains of $3.6 million from our investments in debt funds, driven by valuation increases from the investments within the funds.

◦	Gains of $2.5 million from our strategic and other investments, driven by distributions and valuation increases from certain fund investments.

As of December 31, 2012, we held investments, either directly or indirectly through 12 of our managed investment funds, in 471 funds (primarily venture capital funds), 94 companies and five debt funds.

The following tables provide a summary of non-GAAP net gains on investment securities, net of noncontrolling interests for the three months ended December 31, 2012 and September 30, 2012, respectively:

	Three months ended December 31, 2012
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
Total gains on investment securities, net	$5,290	$56,251	$3,558	$649	$2,490	$68,238
Less: income attributable to noncontrolling interests, including carried interest	4,909	46,109	6	—	—	51,024
Non-GAAP net gains on investment securities, net of noncontrolling interests	$381	$10,142	$3,552	$649	$2,490	$17,214

	Three months ended September 30, 2012
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
Total gains (losses) on investment securities, net	$12,139	$2,034	$5,439	$(101)	$717	$20,228
Less: income (losses) attributable to noncontrolling interests, including carried interest	11,351	1,427	(2)	—	—	12,776
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$788	$607	$5,441	$(101)	$717	$7,452

•
Net gains on derivative instruments were $6.3 million for the fourth quarter of 2012, compared to net gains of $1.1 million for the third quarter of 2012. The following table provides a summary of our net gains on derivative instruments:

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net gains on equity warrant assets	$7,027	$547	$14,064	$19,385	$37,439
Gains on foreign exchange forward contracts, net:
Gains on client foreign exchange forward contracts, net	899	607	811	3,901	2,259
(Losses) gains on internal foreign exchange forward contracts, net (1)	(1,265)	220	1,433	(103)	1,973
Total (losses) gains on foreign exchange forward contracts, net	(366)	827	2,244	3,798	4,232
Change in fair value of interest rate swaps	32	74	(3)	603	(470)
Net losses on other derivatives (2)	(373)	(337)	(1,777)	(1,666)	(2,520)
Total gains on derivative instruments, net	$6,320	$1,111	$14,528	$22,120	$38,681

(1)	Represents the change in fair value of foreign exchange forward contracts used to economically reduce our foreign exchange exposure related to certain foreign currency denominated loans.

(2)	Primarily represents the change in fair value of loan conversion options.
The key changes in factors affecting net gains on derivative instruments from the third to the fourth quarter of 2012 were as follows:

◦
Net gains on equity warrant assets of $7.0 million for the fourth quarter of 2012, compared to $0.5 million for the third quarter of 2012. The third quarter of 2012 included net losses of $3.4 million from changes in the marketability discount and remaining life assumptions applied to our private warrant portfolio. The net gains of $7.0 million for the fourth quarter of 2012 included the following:

•	Net gains of $4.7 million from changes in warrant valuations from both private and public warrant clients.

•	Net gains of $2.4 million from the exercise of equity warrant assets.

◦
Net losses of $1.3 million on internal foreign exchange forward contracts for certain of our foreign currency denominated loans for the fourth quarter of 2012, compared to net gains of $0.2 million for the third quarter of 2012. The net losses of $1.3 million for the fourth quarter of 2012 were primarily attributable to the weakening of the U.S. Dollar against the Euro and Pound Sterling. These losses were partially offset by net gains of $1.6 million from the revaluation of foreign currency instruments that are included in the line item "Other" as part of noninterest income.

•
An increase of $1.8 million in other noninterest income, primarily attributable to an increase of $1.1 million in unused commitment fees driven by the recognition of fees at the expiration of certain commitments at year end.

Noninterest Expense

Noninterest expense was $143.0 million for the fourth quarter of 2012, compared to $135.2 million for the third quarter of 2012 and $134.7 million for the fourth quarter of 2011. The key factors contributing to the increase in noninterest expense from the third to the fourth quarter of 2012 were as follows:

•
An increase of $4.3 million in compensation and benefits expense, primarily driven by increased incentive compensation attributable to our stronger than expected financial performance during the fourth quarter of 2012. The following table provides a summary of our compensation and benefits expense:

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Compensation and benefits:
Salaries and wages	$37,145	$37,769	$34,936	$150,536	$134,719
Incentive compensation plan and ESOP	24,514	20,185	25,371	86,684	97,265
Other employee benefits (1)	21,899	21,308	20,207	89,722	81,059
Total compensation and benefits	$83,558	$79,262	$80,514	$326,942	$313,043
Period-end full-time equivalent employees	1,615	1,602	1,526	1,615	1,526
Average full-time equivalent employees	1,607	1,594	1,522	1,581	1,451

(1)
Other employee benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), warrant and retention plans, agency fees and other employee-related expenses.

•
An increase of $1.2 million in premises and equipment expense, primarily due to the write-off of $2.3 million for certain assets in the fourth quarter of 2012. The third quarter of 2012 included the write-off of $1.2 million for certain assets.

•	An increase of $1.2 million in professional services expense, primarily due to increased consulting fees related to our ongoing business and infrastructure initiatives.

Non-GAAP noninterest expense, net of noncontrolling interests was $141.2 million for the fourth quarter of 2012, compared to $132.4 million for the third quarter of 2012 and $132.0 million for the fourth quarter of 2011. Reconciliations of our non-GAAP noninterest expense, net of noncontrolling interests, are provided below under the section “Use of Non-GAAP Financial Measures.”

Income Tax Expense

Our effective tax rate was 36.9 percent for the fourth quarter of 2012, compared to 40.2 percent for the third quarter of 2012 and 42.5 percent for the fourth quarter of 2011. Our effective tax rate was 39.3 percent for the year ended December 31, 2012, compared to 40.9 percent for the comparable 2011 period. The decrease in the tax rate from the third to the fourth quarter of 2012 and for the year ended December 31, 2012 compared to the comparable 2011 period was primarily attributable to lower state taxes and lower taxes on foreign operations.

Our effective tax expense rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.

Noncontrolling Interests

Included in net income is income and expense related to noncontrolling interests. The relevant amounts allocated to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests” in our statements of income. The following table provides a summary of net income attributable to noncontrolling interests:

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net interest income (1)	$25	$(50)	$(38)	$(106)	$(122)
Noninterest income (1)	(56,565)	(14,416)	(11,052)	(88,823)	(125,328)
Noninterest expense (1)	1,848	2,723	2,699	11,336	11,567
Carried interest (2)	5,451	892	75	2,883	2,992
Net income attributable to noncontrolling interests	$(49,241)	$(10,851)	$(8,316)	$(74,710)	$(110,891)

(1)	Represents noncontrolling interests’ share in net interest income, noninterest income and noninterest expense.

(2)	Represents the preferred allocation of income earned by the general partners or limited partners of certain consolidated funds.

Net income attributable to noncontrolling interests was $49.2 million for the fourth quarter of 2012, compared to $10.9 million for the third quarter of 2012 and $8.3 million for the fourth quarter of 2011. Net income attributable to noncontrolling interests of $49.2 million for the fourth quarter of 2012 was primarily a result of the following:

•
Net gains on investment securities (including carried interest) attributable to noncontrolling interests of $51.0 million, primarily from gains of $46.1 million from our managed direct venture funds and $4.9 million from our managed funds of funds.

•	Noninterest expense of $1.8 million, primarily related to management fees paid by the noncontrolling interests to our subsidiaries that serve as the general partner.

SVBFG Stockholders’ Equity

Total SVBFG stockholders’ equity increased by $46 million to $1.8 billion at December 31, 2012, primarily due to net income of $50.4 million in the fourth quarter of 2012 and an increase in additional-paid-in capital of $9 million primarily from amortization of share-based compensation and stock option exercises. These increases were partially offset by a decrease in accumulated other comprehensive income of $13 million primarily due to a decrease in the fair value of our available-for-sale securities portfolio as a result of increases in period-end market interest rates.

Outlook for the Year Ending December 31, 2013;

Our outlook for the year ending December 31, 2013 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year results of our significant forecasted activities. In general, we do not provide our outlook for certain items (such as gains (losses) from warrants and investment securities) where the timing or financial impact are particularly uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook assumptions presented below are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, which are discussed below under the caption “Forward-Looking Statements.”

For the year ending December 31, 2013, compared to our 2012 results, we currently expect the following outlook:

Current full year 2013 outlook compared to 2012 results (as of January 24, 2013)
Average loan balances	Increase at a percentage rate in the low twenties
Average deposit balances	Increase at a percentage rate in the mid single digits
Net interest income (1)	Increase at a percentage rate in the mid single digits
Net interest margin (1)	Between 3.10% and 3.20%
Allowance for loan losses for total gross performing loans as a percentage of total gross performing loans	Comparable to 2012 levels
Net loan charge-offs	Between 0.30% and 0.50% of average total gross loans
Nonperforming loans as a percentage of total gross loans	Comparable to 2012 levels
Fees for deposit services, letters of credit, credit card, client investment, and foreign exchange, in aggregate	Increase at a percentage rate in the mid teens
Noninterest expense (excluding expenses related to noncontrolling interests) (2)	Increase at a percentage rate in the mid single digits

(1)
Our outlook for net interest income and net interest margin is partly based on management's current forecast of prepayment rates on our mortgage-backed securities in our available-for-sale securities portfolio and their impact on our forecasted premium amortization expense. Such forecasts are subject to change, and actual results may differ, based on market conditions and actual prepayment rates. See also other factors that may cause our outlook to differ from our actual results under the "Forward Looking Statements" section below.

(2)	Non-GAAP

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In this release, including the section “Outlook for the Year Ending December 31, 2013” above, we make forward-looking statements discussing management’s expectations about economic conditions; opportunities in the market; the outlook on our client performance; our financial, credit, and business performance; expense levels; and financial results (and the components of such results) for the year 2013.

Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on our beliefs and assumptions, such expectations are not guarantees and may prove to be incorrect. Actual results could differ significantly. Factors that may cause the outlook for the year 2013 and other forward-looking statements herein to change include, among others, the following: (i) deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business or are served by us (including the levels of IPOs and M&A activities), (ii) changes in the volume and credit quality of our loans, (iii)  the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios (iv) changes in our deposit levels, (v) changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets, (vi) variations from our expectations as to factors impacting our cost structure, (vii) changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity, (viii) accounting changes, as required by GAAP, and (ix) regulatory or legal changes. For additional information about these factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including our most recently-filed quarterly or annual report. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.

Earnings Conference Call

On January 24, 2013, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the fourth quarter and year ended December 31, 2012. The conference call can be accessed by dialing (877) 663-9523 or (404) 665-9482, and referencing the conference ID “88104520.” A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the conference call will be available beginning at approximately 6:00 p.m. (Pacific Time) on Thursday, January 24, 2013, through midnight on Thursday, January 31, 2013, and may be accessed by dialing (855) 859-2056 or (404) 537-3406 and referencing conference ID number “88104520.” A replay of the audio webcast will also be available on www.svb.com for 12 months beginning Thursday, January 24, 2013.

About SVB Financial Group

For nearly three decades, SVB Financial Group and its subsidiaries, including Silicon Valley Bank, have been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves companies in the technology, life science, venture capital, private equity and premium wine industries. Offering diversified financial services through Silicon Valley Bank, SVB Analytics, SVB Capital, and SVB Private Bank, SVB Financial Group provides clients with commercial, investment, international and private banking services. The company also offers funds management, broker-dealer transactions and asset management, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, California, SVB Financial Group (Nasdaq: SIVB) operates through 28 offices in the U.S. and international operations in China, India, Israel and the United Kingdom. More information on the company can be found at www.svb.com.

Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Private Bank is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve System.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Year ended
(Dollars in thousands, except share data)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Interest income:
Loans	$124,304	$121,446	$104,895	$469,146	$389,830
Available-for-sale securities:
Taxable	41,923	38,493	40,493	171,863	165,449
Non-taxable	871	894	900	3,564	3,623
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	1,070	1,125	1,514	4,145	6,486
Total interest income	168,168	161,958	147,802	648,718	565,388
Interest expense:
Deposits	1,825	1,740	1,483	6,660	8,862
Borrowings	5,780	5,788	6,249	24,194	30,249
Total interest expense	7,605	7,528	7,732	30,854	39,111
Net interest income	160,563	154,430	140,070	617,864	526,277
Provision for loan losses	15,014	6,788	8,245	44,330	6,101
Net interest income after provision for loan losses	145,549	147,642	131,825	573,534	520,176
Noninterest income:
Gains on investment securities, net	68,238	20,228	19,755	122,114	195,034
Foreign exchange fees	12,647	12,211	11,494	48,992	43,891
Deposit service charges	8,587	8,369	7,994	33,421	31,208
Credit card fees	6,624	6,348	6,054	24,809	18,741
Gains on derivative instruments, net	6,320	1,111	14,528	22,120	38,681
Letters of credit and standby letters of credit fees	4,723	3,495	3,749	15,150	12,201
Client investment fees	4,313	3,954	2,714	14,539	12,421
Other	15,236	13,423	6,771	54,401	30,155
Total noninterest income	126,688	69,139	73,059	335,546	382,332
Noninterest expense:
Compensation and benefits	83,558	79,262	80,514	326,942	313,043
Professional services	18,965	17,759	17,807	67,845	60,807
Premises and equipment	12,459	11,247	8,763	40,689	28,335
Business development and travel	7,666	6,838	6,821	29,409	24,250
Net occupancy	5,869	5,666	5,461	22,536	19,624
Correspondent bank fees	2,640	3,000	2,351	11,168	9,052
FDIC assessments	2,894	2,836	2,358	10,959	10,298
(Reduction of) provision for unfunded credit commitments	(776)	(400)	2,266	488	4,397
Other	9,774	8,963	8,369	35,962	30,822
Total noninterest expense	143,049	135,171	134,710	545,998	500,628
Income before income tax expense	129,188	81,610	70,174	363,082	401,880
Income tax expense	29,526	28,470	26,284	113,269	119,087
Net income before noncontrolling interests	99,662	53,140	43,890	249,813	282,793
Net income attributable to noncontrolling interests	(49,241)	(10,851)	(8,316)	(74,710)	(110,891)
Net income available to common stockholders	$50,421	$42,289	$35,574	$175,103	$171,902
Earnings per common share—basic	$1.13	$0.95	$0.82	$3.96	$4.00
Earnings per common share—diluted	1.12	0.94	0.81	3.91	3.94
Weighted average common shares outstanding—basic	44,524,789	44,449,243	43,366,891	44,242,002	43,004,451
Weighted average common shares outstanding—diluted	44,982,031	44,914,564	43,816,572	44,764,395	43,636,871

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in thousands, except par value and share data)	December 31, 2012	September 30, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$1,008,983	$906,680	$1,114,948
Available-for-sale securities	11,343,177	11,047,730	10,536,046
Non-marketable securities	1,184,265	1,163,815	1,004,440
Investment securities	12,527,442	12,211,545	11,540,486
Loans, net of unearned income	8,946,933	8,192,369	6,970,082
Allowance for loan losses	(110,651)	(101,524)	(89,947)
Net loans	8,836,282	8,090,845	6,880,135
Premises and equipment, net of accumulated depreciation and amortization	66,545	68,270	56,471
Accrued interest receivable and other assets	326,871	299,594	376,854
Total assets	$22,766,123	$21,576,934	$19,968,894
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits	$13,875,275	$12,598,639	$11,861,888
Interest-bearing deposits	5,301,177	5,126,427	4,847,648
Total deposits	19,176,452	17,725,066	16,709,536
Short-term borrowings	166,110	508,170	—
Other liabilities	360,566	330,038	405,321
Long-term debt	457,762	458,314	603,648
Total liabilities	20,160,890	19,021,588	17,718,505
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 44,627,182 shares, 44,510,524 shares and 43,507,932 shares outstanding, respectively	45	45	44
Additional paid-in capital	547,079	538,454	484,216
Retained earnings	1,174,878	1,124,415	999,733
Accumulated other comprehensive income	108,553	122,010	85,399
Total SVBFG stockholders’ equity	1,830,555	1,784,924	1,569,392
Noncontrolling interests	774,678	770,422	680,997
Total equity	2,605,233	2,555,346	2,250,389
Total liabilities and total equity	$22,766,123	$21,576,934	$19,968,894

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	December 31, 2012			September 30, 2012			December 31, 2011
(Dollars in thousands)	Average balance	Interest income/ expense	Yield/ rate	Average balance	Interest income/ expense	Yield/ rate	Average balance	Interest income/ expense	Yield/ rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$1,419,980	$1,070	0.30%	$1,287,103	$1,125	0.35%	$2,040,398	$1,514	0.29%
Available-for-sale securities: (2)
Taxable	10,655,623	41,923	1.57	10,478,071	38,493	1.46	9,438,012	40,493	1.70
Non-taxable (3)	88,141	1,340	6.05	91,654	1,375	5.97	92,252	1,385	5.96
Total loans, net of unearned income (4) (5)	8,274,878	124,304	5.98	7,907,606	121,446	6.11	6,394,784	104,895	6.51
Total interest-earning assets	20,438,622	168,637	3.28	19,764,434	162,439	3.27	17,965,446	148,287	3.27
Cash and due from banks	308,065			309,934			307,273
Allowance for loan losses	(105,862)			(102,506)			(89,552)
Other assets (6)	1,736,952			1,755,335			1,477,403
Total assets	$22,377,777			$21,727,197			$19,660,570
Funding sources:
Interest-bearing liabilities:
NOW deposits	$112,677	$97	0.34%	$105,302	$88	0.33%	$110,801	$72	0.26%
Money market deposits	2,873,675	1,357	0.19	2,790,021	1,219	0.17	2,573,761	945	0.15
Money market deposits in foreign offices	113,170	28	0.10	118,002	29	0.10	120,242	30	0.10
Time deposits	150,737	105	0.28	157,585	130	0.33	158,216	189	0.47
Sweep deposits in foreign offices	1,896,783	238	0.05	2,174,737	274	0.05	1,962,725	247	0.05
Total interest-bearing deposits	5,147,042	1,825	0.14	5,345,647	1,740	0.13	4,925,745	1,483	0.12
Short-term borrowings	8,348	2	0.10	26,751	12	0.18	1,288	—	—
5.375% Senior Notes	347,961	4,820	5.51	347,910	4,818	5.51	347,761	4,813	5.49
Junior Subordinated Debentures	55,225	831	5.99	55,269	830	5.97	55,401	831	5.95
5.70% Senior Notes	—	—	—	—	—	—	145,070	423	1.16
6.05% Subordinated Notes	54,950	127	0.92	55,214	128	0.92	55,074	111	0.80
Other long-term debt	—	—	—	—	—	—	2,103	71	13.39
Total interest-bearing liabilities	5,613,526	7,605	0.54	5,830,791	7,528	0.51	5,532,442	7,732	0.55
Portion of noninterest-bearing funding sources	14,825,096			13,933,643			12,433,004
Total funding sources	20,438,622	7,605	0.15	19,764,434	7,528	0.15	17,965,446	7,732	0.17
Noninterest-bearing funding sources:
Demand deposits	13,843,839			12,914,697			11,586,280
Other liabilities	335,836			452,160			312,306
SVBFG stockholders’ equity	1,825,592			1,782,443			1,570,556
Noncontrolling interests	758,984			747,106			658,986
Portion used to fund interest-earning assets	(14,825,096)			(13,933,643)			(12,433,004)
Total liabilities and total equity	$22,377,777			$21,727,197			$19,660,570
Net interest income and margin		$161,032	3.13%		$154,911	3.12%		$140,555	3.10%
Total deposits	$18,990,881			$18,260,344			$16,512,025
Average SVBFG stockholders’ equity as a percentage of average assets			8.16%			8.20%			7.99%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(469)			(481)			(485)
Net interest income, as reported		$160,563			$154,430			$140,070

(1)
Includes average interest-earning deposits in other financial institutions of $170 million, $211 million and $417 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively. For the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, balance also includes $1.0 billion, $887 million and $1.4 billion, respectively, deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate.

(2)	Yields on available-for-sale securities are based on amortized cost, therefore do not give effect to unrealized changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable available-for-sale securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $19.5 million, $19.0 million and $17.6 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively.

(6)
Average investment securities of $1.4 billion, $1.4 billion and $1.1 billion for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively, were classified as other assets as they are noninterest-earning assets. These investments primarily consisted of non-marketable securities.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Year ended
	December 31, 2012			December 31, 2011
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$1,191,805	$4,145	0.35%	$1,974,001	$6,486	0.33%
Investment securities: (2)
Taxable	10,594,533	171,863	1.62	9,256,688	165,449	1.79
Non-taxable (3)	91,031	5,483	6.02	93,693	5,574	5.95
Total loans, net of unearned income (4) (5)	7,558,928	469,146	6.21	5,815,071	389,830	6.70
Total interest-earning assets	19,436,297	650,637	3.35	17,139,453	567,339	3.31
Cash and due from banks	303,156			283,596
Allowance for loan losses	(102,068)			(88,104)
Other assets (6)	1,673,787			1,335,554
Total assets	$21,311,172			$18,670,499
Funding sources:
Interest-bearing liabilities:
NOW deposits	$105,060	$343	0.33%	$87,099	$270	0.31%
Money market deposits	2,703,434	4,569	0.17	2,508,279	5,131	0.20
Money market deposits in foreign offices	125,962	124	0.10	130,693	294	0.22
Time deposits	154,917	596	0.38	258,810	1,102	0.43
Sweep deposits in foreign offices	2,055,209	1,028	0.05	2,346,076	2,065	0.09
Total interest-bearing deposits	5,144,582	6,660	0.13	5,330,957	8,862	0.17
Short-term borrowings	70,802	137	0.19	16,994	25	0.15
5.375% senior notes	347,886	19,269	5.54	347,689	19,244	5.53
3.875% convertible senior notes	—	—	—	71,108	4,210	5.92
Junior subordinated debentures	55,291	3,324	6.01	55,467	3,325	5.99
5.70% Senior Notes	59,375	863	1.45	185,956	1,877	1.01
6.05% Subordinated Notes	55,079	509	0.92	131,899	1,274	0.97
Other long-term debt	481	92	19.13	4,704	294	6.25
Total interest-bearing liabilities	5,733,496	30,854	0.54	6,144,774	39,111	0.64
Portion of noninterest-bearing funding sources	13,702,801			10,994,679
Total funding sources	19,436,297	30,854	0.16	17,139,453	39,111	0.23
Noninterest-bearing funding sources:
Demand deposits	12,765,506			10,237,844
Other liabilities	350,610			268,721
SVBFG stockholders’ equity	1,735,281			1,448,398
Noncontrolling interests	726,279			570,762
Portion used to fund interest-earning assets	(13,702,801)			(10,994,679)
Total liabilities and total equity	$21,311,172			$18,670,499
Net interest income and margin		$619,783	3.19%		$528,228	3.08%
Total deposits	$17,910,088			$15,568,801
Average SVBFG stockholders’ equity as a percentage of average assets			8.14%			7.76%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(1,919)			(1,951)
Net interest income, as reported		$617,864			$526,277

(1)
Includes average interest-earning deposits in other financial institutions of $250 million and $324 million for the years ended December 31, 2012 and 2011, respectively. For the years ended December 31, 2012 and 2011, balance also includes $726 million and $1.4 billion, respectively, deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $76.1 million and $65.9 million for the years ended December 31, 2012 and 2011, respectively.

(6)
Average investment securities of $1.3 billion and $958 million for the years ended December 31, 2012 and 2011, respectively, were classified as other assets as they are noninterest-earning assets. These investments primarily consisted of non-marketable securities.

Gains on Equity Warrant Assets

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Equity warrant assets (1):
Gains on exercises, net	$2,423	$2,417	$5,887	$10,000	$17,864
Cancellations and expirations	(98)	(252)	(116)	(1,522)	(1,806)
Changes in fair value	4,702	(1,618)	8,293	10,907	21,381
Total net gains on equity warrant assets (2)	$7,027	$547	$14,064	$19,385	$37,439

(1)	At December 31, 2012, we held warrants in 1,270 companies, compared to 1,248 companies at September 30, 2012 and 1,174 companies at December 31, 2011.

(2)	Net gains on equity warrant assets are included in the line item “Gains on derivative instruments, net” as part of noninterest income.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Year ended
(Shares in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Weighted average common shares outstanding—basic	44,525	44,449	43,367	44,242	43,004
Effect of dilutive securities:
Stock options and employee stock purchase plan	293	346	327	370	517
Restricted stock units	164	120	123	152	116
Total effect of dilutive securities	457	466	450	522	633
Weighted average common shares outstanding—diluted	44,982	44,915	43,817	44,764	43,637

Capital Ratios

	December 31, 2012	September 30, 2012	December 31, 2011
SVB Financial Group:
Total risk-based capital ratio	14.05%	14.34%	13.95%
Tier 1 risk-based capital ratio	12.79	13.07	12.62
Tier 1 leverage ratio	8.06	8.02	7.92
Tangible common equity to tangible assets ratio (1)	8.04	8.27	7.86
Tangible common equity to risk-weighted assets ratio (1)	13.53	13.93	13.25
Silicon Valley Bank:
Total risk-based capital ratio	12.52%	12.70%	12.33%
Tier 1 risk-based capital ratio	11.23	11.41	10.96
Tier 1 leverage ratio	7.05	7.00	6.87
Tangible common equity to tangible assets ratio (1)	7.41	7.61	7.18
Tangible common equity to risk-weighted assets ratio (1)	12.08	12.40	11.75

(1)	These are non-GAAP calculations. A reconciliation of non-GAAP calculations to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

Loan Concentrations

(Dollars in thousands, except ratios and client data)	December 31, 2012	September 30, 2012	December 31, 2011
Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million
Commercial loans:
Software	$1,125,767	$929,588	$745,772
Hardware	452,836	453,485	355,188
Venture capital/private equity	970,973	684,469	490,810
Life science	352,189	352,708	291,832
Premium wine (1)	6,500	6,000	5,400
Other	117,198	57,019	157,714
Total commercial loans	3,025,463	2,483,269	2,046,716
Real estate secured loans:
Premium wine (1)	73,816	74,343	77,125
Consumer loans (2)	—	—	18,932
Total real estate secured loans	73,816	74,343	96,057
Consumer loans (2)	45,000	45,000	48,000
Total loans individually equal to or greater than $20 million	$3,144,279	$2,602,612	$2,190,773
Loans (individually or in the aggregate) to any single client, less than $20 million
Commercial loans:
Software	$2,168,123	$2,053,832	$1,772,118
Hardware	676,648	751,574	606,681
Venture capital/private equity	778,930	723,877	637,710
Life science	725,269	685,619	580,581
Premium wine	138,437	129,194	126,152
Other	200,733	256,158	187,874
Total commercial loans	4,688,140	4,600,254	3,911,116
Real estate secured loans:
Premium wine	340,531	306,212	270,116
Consumer loans	685,493	609,525	514,885
Total real estate secured loans	1,026,024	915,737	785,001
Construction loans	65,726	48,505	30,319
Consumer loans	100,079	99,060	113,112
Total loans individually less than $20 million	$5,879,969	$5,663,556	$4,839,548
Total gross loans	$9,024,248	$8,266,168	$7,030,321
Loans individually equal to or greater than $20 million as a percentage of total gross loans	34.8%	31.5%	31.2%
Total clients with loans individually equal to or greater than $20 million	102	85	71
Loans individually equal to or greater than $20 million on nonaccrual status	$—	$—	$—

(1)	Premium wine clients can have loan balances included in both commercial loans and real estate secured loans, the combination of which are equal to or greater than $20 million.

(2)	Consumer loan clients can have loan balances included in both real estate secured loans and other consumer loans, the combination of which are equal to or greater than $20 million.

Credit Quality

	Period end balances at
(Dollars in thousands, except ratios)	December 31, 2012	September 30, 2012	December 31, 2011
Nonperforming and past due loans:
Loans past due 90 days or more still accruing interest	$19	$5,000	$—
Impaired loans	38,279	39,397	36,617
Nonperforming loans as a percentage of total gross loans	0.42%	0.48%	0.52%
Nonperforming loans as a percentage of total assets	0.17	0.18	0.18
Allowance for loan losses	$110,651	$101,524	$89,947
As a percentage of total gross loans	1.23%	1.23%	1.28%
As a percentage of total gross nonperforming loans	289.06	257.69	245.64
Allowance for loan losses for impaired loans	$6,261	$6,003	$3,707
As a percentage of total gross loans	0.07%	0.07%	0.05%
As a percentage of total gross nonperforming loans	16.36	15.24	10.12
Allowance for loan losses for total gross performing loans	$104,390	$95,521	$86,240
As a percentage of total gross loans	1.16%	1.16%	1.23%
As a percentage of total gross performing loans	1.16	1.16	1.23
Total gross loans	$9,024,248	$8,266,168	$7,030,321
Total gross performing loans	8,985,969	8,226,771	6,993,704
Reserve for unfunded credit commitments (1)	22,299	23,075	21,811
As a percentage of total unfunded credit commitments	0.26%	0.26%	0.27%
Total unfunded credit commitments (2)	$8,610,791	$8,710,228	$8,067,570

(1)	The “reserve for unfunded credit commitments” is included as a component of “other liabilities.”

(2)	Includes unfunded loan commitments and letters of credit

Average Off-Balance Sheet Client Investment Funds (1)

	Three months ended			Year ended
(Dollars in millions)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Client directed investment assets	$7,123	$7,528	$8,200	$7,335	$8,683
Client investment assets under management	10,385	10,283	9,656	10,282	8,803
Sweep money market funds	3,668	3,118	603	2,596	250
Total average client investment funds	$21,176	$20,929	$18,459	$20,213	$17,736

Period-end Off-Balance Sheet Client Investment Funds (1)

(Dollars in millions)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Client directed investment assets	$7,604	$7,363	$7,003	$7,147	$7,709
Client investment assets under management	10,824	10,291	10,398	10,190	9,919
Sweep money market funds	4,085	3,404	2,695	1,775	1,116
Total period-end client investment funds	$22,513	$21,058	$20,096	$19,112	$18,744

(1)	Off-Balance sheet client investment funds are maintained at third party financial institutions.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (non-GAAP net income, non-GAAP EPS, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable securities, non-GAAP noninterest expense and non-GAAP financial ratios) of financial performance. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:

•
Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of the funds that we are deemed to control or in which we have a majority ownership. The relevant amounts attributable to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests.” Our net income available to common stockholders includes only the portion of income or loss related to our ownership interest.

•	Gains of $5.0 million and $37.3 million from the sales of certain available-for-sale securities in the second quarters of 2012 and 2011, respectively.

•	Gains of $4.2 million from the sale of certain assets related to our equity management services business in the second quarter of 2012.

•
Net gains of $3.1 million from the repurchase of $109 million aggregate principal amount of our 5.70% Senior Notes and $204 million aggregate principal amount of our 6.05% Subordinated Notes and the termination of the associated portions of interest rate swaps in the second quarter of 2011.

In addition, in this press release, we use certain non-GAAP financial ratios that are not required by GAAP or exclude certain financial items from their calculations that are otherwise required under GAAP, including:

•
Tangible common equity to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements, and are used by management to evaluate the adequacy of our capital levels. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles. The manner in which this ratio is calculated varies among companies. Accordingly, our ratios are not necessarily comparable to similar measures of other companies.

•
Non-GAAP return on average assets ratio; Non-GAAP return on average SVBFG stockholders’ equity ratio — These ratios exclude certain financial items that are otherwise required under GAAP. Our ratios are calculated by dividing non-GAAP net income available to common stockholders (annualized) by average assets or average SVBFG stockholders’ equity, as applicable.

•
Non-GAAP operating efficiency ratio — This ratio excludes certain financial items that are otherwise required under GAAP. It is calculated by dividing noninterest expense by total taxable equivalent income, after reducing both amounts by taxable equivalent income and expense attributable to noncontrolling interests and the gains noted above for applicable periods.

	Three months ended					Year ended
Non-GAAP net income and earnings per share (Dollars in thousands, except share amounts)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income available to common stockholders	$50,421	$42,289	$47,603	$34,790	$35,574	$175,103	$171,902
Less: gains on sales of certain available-for-sale securities (1)	—	—	(4,955)	—	—	(4,955)	(37,314)
Tax impact of gains on sales of available-for-sale securities	—	—	1,974	—	—	1,974	14,810
Less: net gains on the sale of certain assets related to our equity management services business (2)	—	—	(4,243)	—	—	(4,243)	—
Tax impact of net gains on the sale of certain assets related to our equity management services business	—	—	1,690	—	—	1,690	—
Less: net gain from note repurchases and termination of corresponding interest rate swaps (3)	—	—	—	—	—	—	(3,123)
Tax impact of net gain from note repurchases and termination of corresponding interest rate swaps	—	—	—	—	—	—	1,240
Non-GAAP net income available to common stockholders	$50,421	$42,289	$42,069	$34,790	$35,574	$169,569	$147,515
GAAP earnings per common share — diluted	$1.12	$0.94	$1.06	$0.78	$0.81	$3.91	$3.94
Less: gains on sales of certain available-for-sale securities (1)	—	—	(0.11)	—	—	(0.11)	(0.86)
Tax impact of gains on sales of available-for-sale securities	—	—	0.05	—	—	0.05	0.34
Less: net gains on the sale of certain assets related to our equity management services business (2)	—	—	(0.10)	—	—	(0.10)
Tax impact of net gains on the sale of certain assets related to our equity management services business	—	—	0.04	—	—	0.04	—
Less: net gain from note repurchases and termination of corresponding interest rate swaps (3)	—	—	—	—	—	—	(0.07)
Tax impact of net gain from note repurchases and termination of corresponding interest rate swaps	—	—	—	—	—	—	0.03
Non-GAAP earnings per common share — diluted	$1.12	$0.94	$0.94	$0.78	$0.81	$3.79	$3.38
Weighted average diluted common shares outstanding	44,982,031	44,914,564	44,711,895	44,460,005	43,816,572	44,764,395	43,636,871

(1)	Gains on the sales of $316 million and $1.4 billion in certain available-for-sale securities in the second quarter of 2012 and 2011, respectively.

(2)	Net gains of $4.2 million from the sale of certain assets related to our equity management services business in the second quarter of 2012.

(3)
Net gains of $3.1 million from the repurchase of $109 million of our 5.70% Senior Notes and $204 million of our 6.05% Subordinated Notes and the termination of the corresponding portions of interest rate swaps in the second quarter of 2011.

	Three months ended					Year ended
Non-GAAP return on average assets and average SVBFG stockholders’ equity (Dollars in thousands, except ratios)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Non-GAAP net income available to common stockholders	$50,421	$42,289	$42,069	$34,790	$35,574	$169,569	$147,515
Average assets	$22,377,777	$21,727,197	$20,890,876	$20,232,543	$19,660,570	$21,311,172	$18,670,499
Average SVBFG stockholders’ equity	$1,825,592	$1,782,443	$1,707,321	$1,624,256	$1,570,556	$1,735,281	$1,448,398
Non-GAAP return on average assets (annualized)	0.90%	0.77%	0.81%	0.69%	0.72%	0.80%	0.79%
Non-GAAP return on average SVBFG stockholders’ equity (annualized)	10.99	9.44	9.91	8.61	8.99	9.77	10.18

	Three months ended					Year ended
Non-GAAP noninterest income, net of noncontrolling interests (Dollars in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP noninterest income	$126,688	$69,139	$80,426	$59,293	$73,059	$335,546	$382,332
Less: income attributable to noncontrolling interests, including carried interest	51,114	13,524	13,384	7,918	10,977	85,940	122,336
Noninterest income, net of noncontrolling interests	75,574	55,615	67,042	51,375	62,082	249,606	259,996
Less: gains on sales of certain available-for-sale securities	—	—	4,955	—	—	4,955	37,314
Less: net gains on the sale of certain assets related to our equity management services business	—	—	4,243	—	—	4,243	—
Non-GAAP noninterest income, net of noncontrolling interests and excluding gains on sales of certain assets	$75,574	$55,615	$57,844	$51,375	$62,082	$240,408	$222,682

	Three months ended					Year ended
Non-GAAP net gains on investment securities, net of noncontrolling interests (Dollars in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP net gains on investment securities	$68,238	$20,228	$25,809	$7,839	$19,755	$122,114	$195,034
Less: income attributable to noncontrolling interests, including carried interest	51,024	12,776	14,502	7,338	12,259	85,640	125,042
Net gains on investment securities, net of noncontrolling interests	17,214	7,452	11,307	501	7,496	36,474	69,992
Less: gains on sales of certain available-for-sale securities	—	—	4,955	—	—	4,955	37,314
Non-GAAP net gains on investment securities, net of noncontrolling interests and excluding gains on sales of certain available-for-sale securities	$17,214	$7,452	$6,352	$501	$7,496	$31,519	$32,678

	Three months ended					Year ended
Non-GAAP operating efficiency ratio, net of noncontrolling interests (Dollars in thousands, except ratios)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP noninterest expense	$143,049	$135,171	$135,766	$132,012	$134,710	$545,998	$500,628
Less: amounts attributable to noncontrolling interests	1,848	2,723	3,947	2,818	2,699	11,336	11,567
Less: net gain from note repurchases and termination of corresponding interest rate swaps	—	—	—	—	—	—	(3,123)
Non-GAAP noninterest expense, net of noncontrolling interests	$141,201	$132,448	$131,819	$129,194	$132,011	$534,662	$492,184
GAAP taxable equivalent net interest income	$161,032	$154,911	$152,419	$151,421	$140,555	$619,783	$528,228
Less: income attributable to noncontrolling interests	(25)	50	38	43	38	106	122
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests	161,057	154,861	152,381	151,378	140,517	619,677	528,106
Non-GAAP noninterest income, net of noncontrolling interests	75,574	55,615	57,844	51,375	62,082	240,408	222,682
Non-GAAP taxable equivalent revenue, net of noncontrolling interests	$236,631	$210,476	$210,225	$202,753	$202,599	$860,085	$750,788
Non-GAAP operating efficiency ratio	59.67%	62.93%	62.70%	63.72%	65.16%	62.16%	65.56%

Non-GAAP non-marketable securities, net of noncontrolling interests (Dollars in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
GAAP non-marketable securities	$1,184,265	$1,163,815	$1,132,312	$1,021,941	$1,004,440
Less: noncontrolling interests in non-marketable securities	708,157	689,492	671,813	661,750	647,432
Non-GAAP non-marketable securities, net of noncontrolling interests	$476,108	$474,323	$460,499	$360,191	$357,008

SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
GAAP SVBFG stockholders’ equity	$1,830,555	$1,784,924	$1,715,360	$1,639,490	$1,569,392
Less: intangible assets	—	—	—	559	601
Tangible common equity	$1,830,555	$1,784,924	$1,715,360	$1,638,931	$1,568,791
GAAP total assets	$22,766,123	$21,576,934	$21,289,772	$20,818,337	$19,968,894
Less: intangible assets	—	—	—	559	601
Tangible assets	$22,766,123	$21,576,934	$21,289,772	$20,817,778	$19,968,293
Risk-weighted assets	$13,532,822	$12,812,798	$12,850,191	$12,102,502	$11,837,902
Tangible common equity to tangible assets	8.04%	8.27%	8.06%	7.87%	7.86%
Tangible common equity to risk-weighted assets	13.53	13.93	13.35	13.54	13.25

Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Tangible common equity	$1,591,643	$1,547,061	$1,479,817	$1,403,570	$1,346,854
Tangible assets	$21,471,111	$20,325,446	$20,027,219	$19,596,848	$18,758,813
Risk-weighted assets	$13,176,493	$12,478,371	$12,482,417	$11,752,897	$11,467,401
Tangible common equity to tangible assets	7.41%	7.61%	7.39%	7.16%	7.18%
Tangible common equity to risk-weighted assets	12.08	12.40	11.86	11.94	11.75